As filed with the Securities and Exchange Commission on November 24, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOKO SOCIAL MEDIA LIMITED

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

320 King Street

Alexandria, VA 22314

(Address of principal executive offices, including zip code)

MOKO 2014 U.S. Omnibus Securities and Incentive Plan

(Full title of the plan)

MOKO.Mobi, Inc.

320 King Street

Alexandria, VA 22314

Attn. Ian Rodwell

(571) 982-3000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.

Norwood P. Beveridge, Jr., Esq.

David J. Levine, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

(212) 407-4000 — Telephone

(212) 407-4990 — Facsimile

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee(3)(4)
Ordinary shares, no par value
	42,380,000	(3)	$0.03	(3)	$1,271,400	(3)	$128.03
	6,620,000	(4)	$0.13	(4)	$904,125	(4)	$91.05
TOTAL	—		—		$2,175,525		$219.08

(1)	These ordinary shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents forty ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under Post Effective Amendment No. 1 to a registration statement on Form F-6 (File No. 333-168112).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued pursuant to the anti-dilution adjustment provisions of the MOKO 2014 U.S. Omnibus Securities and Incentive Plan (“Omnibus Plan”).

(3)	These ordinary shares to be registered are reserved for future grants under the Omnibus Plan. Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price, per share and in the aggregate, and the related portion of the aggregate registration fee in respect of the ordinary shares available for such future awards were determined upon the basis of the average of the high price of $1.30 and the low price of $1.01 of the Registrant’s ADSs, each of which represents forty ordinary shares, reported on the NASDAQ Global Market on November 23, 2015, in accordance with Rule 457(c) under the Securities Act.

(4)	These ordinary shares to be registered represent shares issuable upon exercise of currently outstanding options under the Omnibus Plan. Pursuant to Rule 457(h), the proposed maximum offering price per share is the weighted average of such outstanding options and the proposed maximum aggregate offering price and the related portion of the aggregate registration fee in respect of the ordinary shares underlying such options is calculated based on the product of the 6,620,000 shares issuable upon the exercise of outstanding options under the Omnibus Plan and the weighted average exercise price of US $0.1366, based on exercise prices varying from US $0.075 per share to US $0.1875 per share.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Omnibus Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by MOKO Social Media Limited (the “Registrant”) are incorporated herein by reference.

(1) The Registrant’s Annual Report on Form 20-F filed with the Commission on October 30, 2015 (File No. 001-36488); and

(2) The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed on June 10, 2014, as modified by any amendment or report filed for the purpose of updating such description (Exchange Act File No. 001-36488).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

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ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Australian law.   Australian law provides that a company’s constitution may provide for indemnification of officers and directors, except to the extent of:

• a liability owed by any officer or director to the company or to a related body corporate of the company;

• a liability for a pecuniary penalty order made under section 1317G of the Corporations Act;

• a liability for a compensation order made under sections 961M, 1317H, 1317HA or 1317HB of the Corporations Act;

• a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

• legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

— (i) in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

— (ii) in defending or resisting criminal proceedings in which the officer or director is found guilty;

— (iii) defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

— (iv) in connection with proceedings for relief to the officer under the Corporations Act, in which the court denies the relief.

Sub-paragraph (iii) above does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

Constitution.   Registrant’s Constitution provides, except to the extent referred to above or as otherwise prohibited by the Corporations Act, for the indemnification of every person who is or has been an officer of the Registrant and to the extent applicable, for the indemnification of any person who is or has been an officer of a related body corporate of the Registrant against any liability incurred by that person in their capacity as an officer of the Registrant or a related body corporate of the Registrant (as the case may be).

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

See the attached Exhibit Index.

ITEM 9.	REQUIRED UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Virginia on November 24, 2015.

MOKO SOCIAL MEDIA LIMITED

By:	/s/ Ian Rodwell
	Name:	Ian Rodwell
	Title:	Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ian Rodwell and Greg McCann, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on November 24, 2015.

Signature	Title

/s/ Ian Rodwell	Chief Executive Officer, Director
Ian Rodwell	(principal executive officer)

/s/ Greg McCann	Chairman
Greg McCann	(principal financial and accounting officer)

/s/ Mark Hauser	Director
Mark Hauser

/s/ Leo Hindery, Jr.	Director
Leo Hindery, Jr.

/s/ Emma Waldon	Director
Emma Waldon

/s/ Diana Rhoten	Director
Diana Rhoten

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in New York, on November 24, 2015.

By:	/s/ Mitchell S. Nussbaum
Name: Mitchell S. Nussbaum

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Constitution of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s registration statement on Form F-1, as amended, filed on May 19, 2014) (Securities Act File No. 333-196073)
4.2	Registrant’s Specimen American Depositary Receipt (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1, as amended, filed on May 19, 2014) (Securities Act File No. 333-196073)
4.3	Form of Amended and Restated Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended, filed on May 19, 2014) (Securities Act File No. 333-196073)
5.1*	Opinion of Addisons Lawyers, Australian counsel to the Registrant, regarding the legality of the securities being registered
23.1*	Consent of BDO East Coast Partnership, an independent registered public accounting firm
23.2*	Consent of Addisons Lawyers (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereof)
99.1	MOKO 2014 U.S. Omnibus Securities and Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s registration statement on Form F-1 filed on May 19, 2014) (Securities Act File No. 333-196073)

*	Filed herewith

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